As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-193397

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METABOLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3158289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Erie Street
Cambridge, Massachusetts 02139
(617) 583-1700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph Shaulson
President and Chief Executive Officer
Metabolix, Inc.
21 Erie Street
Cambridge, MA 02139
(617) 583-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Sarah P. Cecil, Esq. General Counsel Metabolix, Inc. 21 Erie Street Cambridge, MA 02139 (617) 583-1700	John M. Mutkoski, Esq. Thomas S. Levato, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Metabolix, Inc. is filing this pre-effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-193397) (the “Registration Statement”) as an exhibit-only filing to re-file Exhibit 5.1 previously filed with the Registration Statement.  Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the re-filed Exhibit 5.1.  The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.                                         EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))

4.2	Amended and Restated By-Laws of the Company (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))

4.3

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Metabolix, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated herein by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on July 8, 2009 (File No. 001-33133))

4.4

Shareholder Rights Agreement, dated as of July 7, 2009, between Metabolix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on July 8, 2009 (File No. 001-33133))

4.5

Amendment No. 1 to Shareholder Rights Agreement, dated as of February 6, 2012, between Metabolix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to the exhibits to the Company’s Current Report on Form 8-K filed on February 10, 2012)

4.6	Specimen Stock Certificate for shares of the Company’s Common Stock (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))

4.7**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate)

4.8**	Form of Preferred Warrant Agreement (together with form of Preferred Stock Warrant Certificate)

4.9**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate)

4.10**	Form of Rights Agreement

4.11**	Form of Rights Certificate

5.1	Legal Opinion of Goodwin Procter LLP

23.1*	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page to the Registration Statement)

*	Previously filed.
**	To be subsequently filed, if applicable, by an amendment to the Registration Statement or by a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on February 12, 2014.

METABOLIX, INC.

By:	/s/ Joseph Shaulson
	Name:	Joseph Shaulson
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Shaulson	President and Chief Executive Officer and Director	February 12, 2014
Joseph Shaulson	(principal executive officer)

/s/ Joseph D. Hill	Chief Financial Officer	February 12, 2014
Joseph D. Hill	(principal accounting and financial officer)

*	Director	February 12, 2014
Peter N. Kellogg

*	Director	February 12, 2014
Celeste Beeks Mastin

*	Director	February 12, 2014
Oliver P. Peoples

*	Director	February 12, 2014
Anthony J. Sinskey

*	Director	February 12, 2014
Matthew Strobeck

*	Director	February 12, 2014
Robert L. Van Nostrand

/s/ Joseph D. Hill
* Joseph D. Hill, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))

4.2	Amended and Restated By-Laws of the Company (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))

4.3

Certificate of Designations, Preferences and Rights of a Series of Preferred Stock of Metabolix, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated herein by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on July 8, 2009 (File No. 001-33133))

4.4

Shareholder Rights Agreement, dated as of July 7, 2009, between Metabolix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on July 8, 2009 (File No. 001-33133))

4.5

Amendment No. 1 to Shareholder Rights Agreement, dated as of February 6, 2012, between Metabolix, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to the exhibits to the Company’s Current Report on Form 8-K filed on February 10, 2012)

4.6	Specimen Stock Certificate for shares of the Company’s Common Stock (incorporated by reference herein to the exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-135760))

4.7**	Form of Common Stock Warrant Agreement (together with form of Common Stock Warrant Certificate)

4.8**	Form of Preferred Warrant Agreement (together with form of Preferred Stock Warrant Certificate)

4.9**	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate)

4.10**	Form of Rights Agreement

4.11**	Form of Rights Certificate

5.1	Legal Opinion of Goodwin Procter LLP

23.1*	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in the opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page to the Registration Statement)

*                 Previously filed.

**          To be subsequently filed, if applicable, by an amendment to the Registration Statement or by a Current Report on Form 8-K.